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LiveDeal Announces the Appointment of Kevin Hall as Chief Executive Officer

LAS VEGAS, March 29, 2011 -- LiveDeal, Inc. (NASDAQ: LIVE), a provider of web-based advertising and marketing services for small and medium-sized local businesses (SMB), announced today that it has appointed Kevin Hall as its new Chief Executive Officer (CEO). Mr. Hall previously held the position of President and Chief Operating Officer.

"Kevin's demonstrated strong leadership, combined with his knowledge and vision for the company fully support his appointment as LiveDeal’s CEO.  Kevin’s broad business experience will be integral as Kevin navigates the path that will lead LiveDeal on the road forward to a brighter future.,” said Tom Clarke,  Director and Chairman of the Compensation Committee. "The Board and I look forward to working with Mr. Hall in his new capacity to execute LiveDeal's plans in increasing shareholder value."

"It is extremely exciting to be in a position to lead LiveDeal to the next level," said Kevin Hall, the new Chief Executive Officer. "I appreciate the Board's confidence in me and look forward to helping the Company pursue the growth opportunities now available to it and bringing the Company back to profitability.”

About Kevin Hall

Mr. Hall, 47, joined LiveDeal in April 2009 as General Counsel and Vice President of Human Resources and Business Development. In January 2010, he was appointed LiveDeal’s interim COO and was later named President and Chief Operating Officer in May 2010. Prior to joining LiveDeal, Mr. Hall was a partner in the San Francisco, California and New York, New York offices of Reed Smith LLP, an international law firm with more than 1,500 attorneys worldwide, from 2006 until 2008. Previously, he was a senior associate and later a partner in the New York, New York, office of Linklaters, a London-based global law firm, from 1998 until 2006. Mr. Hall, who is admitted to practice law in California and New York, specializes in general corporate law, finance, structured finance, and other complex commercial and financial transactions including mergers and acquisitions. He holds a B.A. in History and French Literature from Columbia College, a Master's Degree in International Affairs from Columbia University, and a law degree from Cornell School of Law.

About LiveDeal, Inc.

LiveDeal, Inc. provides local customer acquisition services and related products for small businesses to deliver an affordable way for businesses to extend their marketing reach to local, relevant customers via the Internet. Its products and services are dedicated to delivering high quality online advertising and other products that help small businesses grow at a fraction of the price of a traditional online marketing agency.

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Forward-Looking and Cautionary Statements

This press release may include statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Livedeal, Inc. and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements.

Factors that may affect forward-looking statements and the Company's business generally include but are not limited to (i) the risk factors and cautionary statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010; (ii) other factors or statements described in the Company's other filings with the Securities and Exchange Commission; and (iii) other factors that LiveDeal is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. LiveDeal does not undertake and specifically declines any obligation to update any forward-looking statements.

SOURCE: LiveDeal, Inc.

Investor Relations Contact:
Lawrence Tomsic
Chief Financial Officer
(702) 939-0230
ltomsic@livedeal.com

Press Release Contact:
Kat Carrera
Senior Marketing Manager
(702) 589-5321
kcarrera@livedeal.com

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